Exhibit 10.7

ALMA MARITIME LIMITED

2010 EQUITY INCENTIVE PLAN

1.             Purpose of the Plan

The purpose of this 2010 Equity Incentive Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, and directors, officers and employees of any Management Company, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders.

2.             Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1           “Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive Shares or cash.

2.2           “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Change of Control” shall mean the occurrence of any of the following:

(a)           any “person” (as such term is used in sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (within the meaning of section 13(d)(3) of the Exchange Act), other than (i) the Company, or (ii) MK Maritime LLC, Maas Capital or Gallery Services Ltd. (the “MMG Entities”) or entities each of the MMG Entities directly or indirectly control (as defined in Rule 12b-2 under the Exchange Act), acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the Voting Stock of the Company;

(b)           the sale of all or substantially all of the Company’s assets in one or more related transactions to a “person” (as such term is used in sections 3(a)(9) and 13(d) of the Exchange Act) other than such a sale (x) to a subsidiary of the Company which does not involve a change in the equity holdings of the Company or (y) to the MMG Entities or entities each of the MMG Entities directly or indirectly control;

(c)           any merger, consolidation, reorganization or similar event of the Company, as a result of which the holders of the Voting Stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the Voting Stock of the surviving entity;

(d)           a majority of the members of the Board of Directors are no longer Continuing Directors; as used herein, a “Continuing Director” means any member of the Board of Directors who was a member of such Board of Directors on the date hereof and any person who becomes a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Continuing Directors; or

(e)           the Company adopts any plan of liquidation or dissolution providing for the distribution of all or substantially all of its assets.

For purposes of the Change of Control definition, the “Company” shall include any entity that succeeds to all or substantially all of the business of the Company and “Voting Stock” shall mean capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of a corporation.

2.5           “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6           “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan or any part thereof, or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.7           “Company” means Alma Maritime Limited, a corporation organized under the laws of the Republic of Marshall Islands.

2.8           “Effective Date” means the date the Plan is approved by the Company’s stockholders.

2.9           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10         “Management Company” means any company that is providing administrative, commercial, technical or maritime services to, or for the benefit of, the Company, its Subsidiaries and their vessels.

2.11         “Non-Employee Director” means a member of the Board who is not employed by the Company or any Subsidiary or any Management Company.

2.12         “Participant” means any employee, director, or other service provider who has been granted an Award under the Plan.

2.13         “Shares” means shares of common stock of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 6.

2.14         “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company, as determined by the Committee.

3.             Administration

3.1           Committee.  The Plan shall be administered by the Committee.  Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee.  The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2           Powers and Duties of Committee.  In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a)           adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b)           correct any defect or supply any omission or reconcile any inconsistency in the Plan, construe and interpret the Plan, any Award, any rules and regulations hereunder, or other instrument hereunder, and correct any defect or inconsistency with the terms of the Plan with respect to any Award hereunder;

(c)           make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d)           make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3           Delegation by Committee.  The Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to a sub-committee or to one or more officers of the Company, all or any portion of its authority, to the extent consistent with applicable law, including section 16 of the Exchange Act, and the applicable rules of any stock exchange.  Any such allocation or delegation may be revoked by the Committee at any time.

3.4           Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accounting firm, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.             Limitations on Awards

4.1           Aggregate Number of Shares Available for Awards.  The aggregate number of Shares for which Awards may be granted under this Plan shall not exceed 1,500,000.  Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence.

4.2           Type of Shares Deliverable.  The Shares delivered in connection with Awards may consist, in whole or in part, of authorized and unissued Shares, or Shares acquired in the market for the account of a Participant.

5.             Awards

5.1           Eligibility.  The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (a) individuals who are employees (including officers) of the Company or any Subsidiary or any Management Company, (b) persons who provide services to the Company or any Subsidiary who are not otherwise employed by the Company, (c) any individual who has agreed to become an employee of the Company or a Subsidiary or any Management Company, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment, and (d) Non-Employee Directors.

5.2           Type of Awards.  The Committee shall have the discretion to determine the type of Award to be granted to a Participant.  Such Awards may be in a form payable in either Shares or cash, including, but not limited to, options to purchase Shares, restricted Shares, bonus Shares, appreciation rights, share units and performance units.  The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

5.3           Terms and Conditions of Awards.  The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate, and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine, and any expiration date).  The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

5.4           Option Repricing.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice stock options or stock appreciation rights, nor may the Board amend the Plan to permit repricing of stock options or stock appreciation rights, unless the stockholders of the Company provide prior approval for such repricing.  The term “repricing” shall have the meaning given that term in section

303A.08 of the New York Stock Exchange Listed Company Manual, as in effect from time to time, and shall not include adjustments pursuant to Section 6 of the Plan.

5.5           Stand-Alone, Additional, Tandem, and Substitute Awards.  Subject to Section 5.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, any Management Company, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any stock option or stock appreciation right or purchase price of any other Award.

5.6           Vesting Upon a Change of Control.  Unless otherwise set forth in an Award notice (as described in Section 5.7), Awards will vest upon a Change of Control, and any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Change of Control or if exercise of the Award is required, the Award may be exercised at the occurrence of the Change of Control.

5.7           Award Notice.  The Committee shall cause each Participant to be notified of each Award hereunder and the terms thereof pursuant to such means as the Committee may determine.  The Committee may, but shall not be obligated to, require that a Participant enter into an agreement evidencing any Award hereunder.

6.             Adjustments

If there is any change in the number or kind of Shares outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of Shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event effecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the kind and number of Shares covered by outstanding Awards, the kind and number of Shares issued and to be issued under the Plan, and the price per Share or the applicable market value of such Awards and the exercise price, grant price or purchase price relating to any Award shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company capital stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including, without limitation, a Change of Control, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.  In addition, in the event of a Change of Control of the Company, the provisions of Section 5.6 of the Plan shall apply.  Any adjustments determined by the Committee shall be final, binding and conclusive.

7.             General Provisions

7.1           Compliance with Laws and Obligations.  The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full.  Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

7.2           Limitations on Transferability.  Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that, if and only to the extent permitted by the Committee, Awards and other rights hereunder may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award.  Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

7.3           No Right to Continued Employment; Leaves of Absence.  Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company, any of its Subsidiaries or any Management Company (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or the right of any Management Company, to terminate any person’s employment or service at any time.  Unless otherwise specified with respect to an applicable Award, (a) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, (b) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary, and (c) any Participant who is employed by, or serves as a director of, a Management Company shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Management Company no longer provides services to the Company.

7.4           Taxes.  The Company and any Subsidiary is authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.

7.5           Changes to the Plan and Awards.  The Board may amend, suspend, discontinue, or terminate the Plan, any provision thereof, or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders, in accordance with the Company’s Articles of Incorporation, at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by the Company’s Articles of Incorporation or any applicable law, regulation or stock exchange rule.  The Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval.  Without the consent of an affected Participant, no amendment, suspension, discontinuation, or termination of the Plan may materially impair the rights of such Participant under any Award theretofore granted.  The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.  Unless the Plan is terminated earlier by the Board, the Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award.  Any action taken by the Committee pursuant to Section 6 shall not be treated as an action described in this Section 7.5.  Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan and Awards in such manner as it deems appropriate in the event of a change in applicable law or regulations.

7.6           No Right to Awards; No Stockholder Rights.  No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, directors, and other service providers.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

7.7           Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

7.8           Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

7.9           Successors and Assigns.  The Plan and Awards may be assigned by the Company to any successor to the Company’s business.  The Plan and any Awards shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

7.10         Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the Republic of the Marshall Islands, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Republic of the Marshall Islands.

7.11         Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.